Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
ING Investors Trust

In planning and performing our audits of the financial statements of ING AIM Capital Mid Cap Growth Portfolio, ING Alliance Mid Cap Growth Portfolio, ING Capital Guardian Large Cap Value Portfolio, ING Capital Guardian Managed Global Portfolio, ING Capital Guardian Small Cap Portfolio, ING Developing World Portfolio, ING Eagle Asset Capital Appreciation Portfolio (formerly ING Eagle Asset Value Equity Portfolio), ING FMRSM Diversified Mid Cap Portfolio, ING Goldman Sachs Internet TollkeeperSM Portfolio, ING Hard Assets Portfolio, ING International Portfolio, ING Janus Special Equity Portfolio, ING Jennison Equity Opportunities Portfolio, ING JPMorgan Small Cap Equity Portfolio (formerly ING JPMorgan Fleming Small Cap Equity Portfolio), ING Julius Baer Foreign Portfolio, ING Legg Mason Value Portfolio (formerly ING Janus Growth & Income), ING Limited Maturity Bond Portfolio, ING Liquid Assets Portfolio, ING Marsico Growth Portfolio, ING Mercury Focus Value Portfolio, ING Mercury Large Cap Growth Portfolio (formerly ING MFS Fundamental Growth Portfolio), ING MFS Mid Cap Growth Portfolio, ING MFS Total Return Portfolio, ING Oppenheimer Main Street Portfolio(R) (formerly ING MFS Research Portfolio), ING PIMCO Core Bond Portfolio, ING PIMCO High Yield Portfolio, ING Salomon Brothers All Cap Portfolio, ING Salomon Brothers Investors Portfolio, ING Stock Index Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, ING UBS U.S. Balanced Portfolio, ING Van Kampen Equity Growth Portfolio, ING Van Kampen Global Franchise Portfolio, ING Van Kampen Growth and Income Portfolio, ING Van Kampen Real Estate Portfolio, ING American Growth Portfolio, ING American International Portfolio, and ING American Growth-Income Portfolio, ING LifeStyle Moderate Portfolio, ING LifeStyle Moderate Growth Portfolio, ING LifeStyle Growth Portfolio, ING LifeStyle Aggressive Growth Portfolio, ING Evergreen Health Sciences Portfolio, and ING Evergreen Omega Portfolio, each a series of ING Investors Trust, for the year ended December 31, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

Management is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company Accounting Oversight Board (United States). A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement

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of the annual or interim financial statements will not be prevented or detected.
However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.

This report is intended solely for the information and use of management and the Board of Trustees of ING Investors Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                                     /s/ KPMG LLP

Boston, Massachusetts
February 11, 2005